                                                                    Exhibit 3.75


                       PRESCRIBED BY J. KENNETH BLACKWELL
 PLEASE OBTAIN FEE AMOUNT AND MAILING INSTRUCTIONS FROM THE FORMS INVENTORY LIST
  (USING THE 3 DIGIT FORM # LOCATED AT THE BOTTOM OF THIS FORM). TO OBTAIN THE
      FORMS INVENTORY LIST OR FOR ASSISTANCE, PLEASE CALL CUSTOMER SERVICE:

CENTRAL OHIO: (614) 466-3910          TOLL FREE: 1-877-SOS-FILE (1-877-767-3453)

                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                         BFGoodrich FlightSystems, Inc.
-------------------------------------------------------------------------
                              (Name of Corporation)

                                     750003
-----------------------------------------------------------------------
                                (charter number)

    Kenneth L. Wagner     , who is the     Secretary      of the above named
--------------------------             -------------------
         (name)                            (title)
Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

|X| a meeting of the shareholders was duly called and held on May 15, 2001 at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation,

|X| in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

                  RESOLVED, that the Articles of Incorporation of the Company be amended by changing Article I thereof, effective June 1, 2001, so that, as amended, said Article shall be and read as follows:

                                    ARTICLE I

                  The name of this corporation shall be Goodrich Flightsystems, Inc.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed   his   name on    May 15, 2001.
                                     ------           -----------------
                                    (his/her)              (date)

                                    Signature:    /s/ Kenneth L. Wagner
                                                  ------------------------------

                                    Title:        Secretary
                                                  ------------------------------


                                Page 1 of 1                Version July 15, 1999

                            Certificate of Amendment

                                 By Shareholders

                       to the Articles of Incorporation of


         Foster Airdata Systems, Inc.

         George K. Sherwood, who is [ ] Chairman of the Board [ ] President [X] Vice President (Check one) and Nicholas J. Calise, who is [X] Secretary [ ] Assistant Secretary (Check one) of the above named Ohio corporation for profit with its principal location at 2001 Polaris Parkway, Columbus, Ohio 43240-2001. Ohio do hereby certify that: (check the appropriate box and complete the appropriate statement) formerly Bath Twp. Summit City

/  /     a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on ________ 19____, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise _____% of the voting power of the corporation.

/X/ in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose.

                  the following resolution to amend the articles was adopted:

                  On October 28, 1991 by an Action by Unanimous Written Consent of Shareholder, Foster Airdata Systems, Inc. adopted the following resolution:

         RESOLVED, that Article First of the Company's Certificate of Incorporation be amended to read in its entirety as set forth below:

                        FIRST:  The name of said corporation shall be BFGoodrich
                  FlightSystems, Inc.

                        SECOND:  The location shall be, Columbus, Franklin
                  County, Ohio.

                  IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereto subscribed their names this 28th day of October, 1991.

                                         BY  /s/  George K. Sherwood
                                             -----------------------------------
                                                       Vice President


                                         BY  /s/  Nicholas J. Calise
                                             -----------------------------------
                                                      Secretary

                  NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required even necessitates the election of a second officer before a filing can be made.

                         CONSENT FOR USE OF SIMILAR NAME

                  The undersigned, Nicholas J. Calise, hereby certifies that he is the Secretary of the B.F.Goodrich Company, a New York corporation and that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of said Company at a meeting duly called and held on January 16, 1989 at which a quorum was present and voting, and now in full force and effect, all as appears by the records of the Company in his official custody as such Secretary.

                           RESOLVED, that the officers of the Company are hereby authorized to consent to the incorporation and qualification of corporations which are directly or indirectly wholly-owned subsidiaries of the Company and the Chief Executive Officer is authorized to consent to the incorporation and qualification of other corporations which utilize as part of their name "B.F.Goodrich", "BFGoodrich", "Goodrich", "BFG", or any derivation thereof or any name similar thereto, in any of the states of the United States or the District of Columbia or in any other jurisdiction; and

                           FURTHER RESOLVED, that the officers of the Company be and they severally are authorized to do and perform each and every act and thing and to execute and deliver any and all documents, as on the advice of legal counsel of the Company, may be necessary or advisable to implement the intent and purpose of the preceding resolution.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate as Secretary and affixed the corporate seal of the Company this 28th day of October, 1991.

                                   Sincerely,

                                   /s/  The B.F. Goodrich Company
                                   ---------------------------------------------
                                   THE B.F.GOODRICH COMPANY

                              CERTIFICATE OF MERGER

         The undersigned, being the President and Assistant Secretary of BFG Merger Subsidiary, Inc., an Ohio for profit corporation, do hereby certify that the attached Agreement of Merger dated as of May 31, 1989, whereby Foster Airdata Systems, Inc. shall merge into BFG Merger Subsidiary, Inc., with BFG Merger Subsidiary, Inc. being the surviving corporation, was duly approved in a writing signed by all of the directors of BFG Merger Subsidiary, Inc. entitled to a notice of meeting for such purposes, and duly approved in a writing signed by all of the shareholders of BFG Merger Subsidiary, Inc. entitled to a notice of meeting for such purposes.

DATE:  May 31, 1989                                  /s/
                                                     ---------------------------
                                                              President


                                                     /s/
                                                     ---------------------------
                                                        Assistant Secretary

                              CERTIFICATE OF MERGER

         The undersigned, being the President and Secretary of Foster Airdata Systems, Inc., an Ohio for profit corporation, do hereby certify that the attached Agreement of Merger dated as of May 31, 1989, whereby Foster Airdata Systems, Inc. shall merge into BFG Merger Subsidiary, Inc., with BFG Merger Subsidiary, Inc. being the surviving corporation, was duly approved in a writing signed by all of the directors of Foster Airdata Systems, Inc. entitled to a notice of a meeting for such purposes, and was approved at a meeting of the shareholders of Foster Airdata Systems, Inc. which was duly called for such purpose, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of in excess of seventy-five percent of the voting shares of such corporation.

DATE:  May 31, 1989                                  /s/
                                                     ---------------------------
                                                              President


                                                     /s/
                                                     ---------------------------
                                                               Secretary

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (this "Agreement") is made as of the 31st day of May, 1989 by and between BFG MERGER SUBSIDIARY, INC., an Ohio corporation (hereinafter "BFGsub") and FOSTER AIRDATA SYSTEMS, INC., an Ohio corporation (hereinafter "Foster Co.").

                                  WITNESSETH :

         WHEREAS, as contemplated by that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of the date hereof, by and among The B. F. Goodrich Company ("BFG"), BFGsub, Foster Co. and the various shareholders of Foster Co. named therein, the Board of Directors of each of BFGsub and Foster Co. (collectively referred to as the "Constituent Corporations" individually as a "Constituent Corporation") deems it advisable and in the best interests of the Constituent Corporations that the Constituent Corporations be merged in a transaction through which Foster Co. shall be merged with and into BFGsub, with BFGsub to be the surviving corporation (the "Surviving Corporation"), which shall continue its corporate existence under Ohio law as a wholly-owned subsidiary of BFG; and

         WHEREAS, the Board of Directors and shareholders of each of the Constituent Corporations have approved this Agreement and the merger contemplated hereby (the "Merger");

         NOW, THEREFORE, the parties hereto agree as follows:

THE SURVIVING CORPORATION

     1.1 At the time when the Merger shall become effective as provided in
Section 4.1 hereof (the "Effective Date"), Foster Co. will merge into BFGsub and BFGsub will be the continuing and Surviving Corporation in the Merger, which will continue to exist under the laws of the State of Ohio, and will be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Date. As used in this Agreement, the term "Surviving Corporation" refers to BFGsub at and after the Effective Date.

     1.2 The name of the Surviving Corporation shall be Foster Airdata Systems, Inc.

     1.3 The existing articles of incorporation of BFGsub shall be the articles of the Surviving Corporation until amended in accordance with law, provided, however, that the name of the Surviving Corporation shall be as set forth in
Section 1.2 hereof.

     1.4 The Code of Regulations of BFGsub existing at the Effective Date shall be the Code of Regulations of the Surviving Corporation until amended in accordance with law, provided, however, that the name of the Surviving Corporation shall be as set forth in Section 1.2 hereof.

     1.5 The officers and directors of BFGsub at the Effective Date shall be the officers and directors of the Surviving Corporation existing at the Effective Date until changed in accordance with the law.

     1.6 The name and address of the statutory agent in Ohio upon whom any process, notice or demand against either Constituent Corporation or the Surviving Corporation may be served is:

         CT Corporation System
         815 Superior Ave., N. E.
         Cleveland, Ohio 44114


CONVERSION EXTINGUISHMENT OF CONSTITUENT SHARES

     2.1 At the Effective Date and as a result of the Merger of Foster Co. into the Surviving Corporation., each of the shares of the capital stock of Foster Co. issued and outstanding immediately prior to the Effective Date ("Foster Co. Common Stock") shall automatically and without any further act of any person be converted into and exchangeable for that number of shares of BFG Common Stock (as defined below) rounded to the nearest hundredth equal to the Conversion Ratio (as defined herein). Each share of Foster Co. Common Stock that is either authorized and unissued, or is authorized, issued and held in treasury, at the Effective Date, and each option, warrant or other right granted by Foster Co. either to purchase, or to convert or exchange another security or other property into or for, any share of Foster Co. Common Stock shall, at the Effective Date, be extinguished.

     2.2 (a) Upon surrender of a certificate or certificates which immediately prior to the Merger represented outstanding shares of Foster Co. Common Stock (the "Certificates") for cancellation to BFG, each holder of Certificates shall be entitled to receive in exchange therefor a certificate representing that number of shares of BFG Common Stock into which the shares of Foster Co. Common Stock theretofore represented by the Certificate so surrendered shall have been converted pursuant to the provisions of this Article 2 and the Shareholders shall also receive their proportionate share of the Holdback Distribution (as defined in the Reorganization Agreement) pursuant to
Article 8 of the Reorganization Agreement, and the Certificate so surrendered shall forthwith be cancelled.

         (b) All dividends or other distributions declared after the Merger with respect to BFG Common Stock and otherwise payable to the holders of record thereof who were previously holders of Foster Co. Common Stock shall be paid by BFG to the holder of any unsurrendered Certificate only after the holder has surrendered such Certificate to BFG pursuant to the Reorganization Agreement, without any interest thereon, and subject to the effect if any, of applicable law.

         (c) After the Merger there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Foster Co. Common Stock which were issued and outstanding immediately prior to the Merger. If, after the Merger, Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for certificates representing shares of BFG Common Stock as provided in this Agreement.

         (d) No fractional shares of BFG Common Stock shall be issued to holders of shares of Foster Co. Common Stock by virtue of the Conversion Ratio. In lieu of`any such fractional shares, each Shareholder who would otherwise be entitled to receive a fractional share of BFG Common Stock shall receive an amount in cash determined by multiplying (i) the Average Price Per Share of BFG Common Stock (as defined below) by (ii) the fraction of a share of BFG Common Stock to which such shareholder would otherwise be entitled.

     2.3 As used in this Agreement:

         (a) the term "Conversion Ratio" shall mean the number (rounded to the nearest hundred-thousandth) determined by dividing (i) the Aggregate Exchange Shares of BFG Common Stock by (ii) the number of shares of Foster Co. Common Stock issued and outstanding immediately prior to the Merger.

         (b) the term "Aggregate Exchange Shares of BFG Common Stock" shall mean the quotient (rounded to the nearest whole number) determined by dividing
(i) Four Million Dollars ($4,000,000) by (ii) the "Average Price per Share of BFG Common Stock", which quotient is equal to seventy one thousand three hundred eighty-nine (71,389) shares.

         (c) the term "Average Price Per Share of BFG Common Stock."

                                  ARTICLE FOUR

                          EFFECTIVE DATE OF THE MERGER

         4.1 Upon approval of this Agreement by shareholders of each of the Constituent Corporations, each of the Constituent Corporations shall cause a Certificate of Merger (in the form required by Ohio Revised Code Section 1701.81) to be executed and filed with the Secretary of State of Ohio, and the Merger shall become effective at the close of regular business hours on the date of such filing of the Certificate of Merger.


                                  ARTICLE FIVE

                                  MISCELLANEOUS

         5.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

         5.2 The captions contained in this Agreement are included only for convenience of reference and not to define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

         5.3 This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate successors and assigns) or the parties hereto.

         5.4 The number and gender of each pronoun used in this Agreement shall be construed to mean such number and gender as the context, circumstances, or its antecedents may require.

         5.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Constituent Corporations by their officers duly authorized in the premises.

BFG MERGER SUBSIDIARY, INC.                   FOSTER AIRDATA SYSTEMS, INC.


By:/s/                                        By:/s/
   -----------------------------------           -------------------------------
Its:                                          Its:

ATTEST:                                       ATTEST:

/s/                                           /s/
--------------------------------------        ----------------------------------

                            ARTICLES OF INCORPORATION

                                       OF

                           BFG MERGER SUBSIDIARY, INC.

         The undersigned, desiring to form a corporation for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

         FIRST: The name of said corporation shall be BFG Merger Subsidiary, Inc.

         SECOND: The place in the State of Ohio where its principal office is to be located is Bath Township, in Summit County.

         THIRD: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

         FOURTH: The authorized number of shares of the corporation is 100 (one hundred) and the par value of each of such shares is one dollar ($1.00).

         FIFTH: The amount of stated capital with which the corporation will begin business is one hundred dollars ($100.00).

         SIXTH: The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

         The board of directors is expressly authorized to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created, and to purchase on behalf of the corporation any shares issued by it to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital.

         The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et seq. of the Revised Code of Ohio.

         Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

         Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

         SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Revised Code of Ohio, and all rights conferred upon shareholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunto subscribed my name this 24th day of May, 1989.


                                          /s/  Nicholas J. Calise
                                          --------------------------------------
                                          Nicholas J. Calise, Incorporator

Form AGO August, 1983
Prescribed by Sherrod Brown
Secretary of State

                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

         The undersigned, being at least a majority of the incorporators of BFG Merger Subsidiary, Inc., hereby appoint Nicholas J. Calise to be statutory agent upon whom any process, notice of demand required or permitted by statute to be served upon the corporation may be served.

         The complete address of the agent is: 3925 Embassy Parkway, Akron, Summit County, Ohio 44313.

         Date:  May 24, 1989                  /s/  Nicholas J. Calise
                                              ----------------------------------
                                              Nicholas J. Calise (Incorporator)


                                              ----------------------------------
                                                        (Incorporator)



                                              ----------------------------------
                                                         (Incorporator)


                                  Instructions

1) Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.04(C), 1702.04(C).

2) The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C. 1701.07(A), 1702.06(A).

3) The agent's complete street address must be given; a post office box number is not acceptable. R.C. 1701.07(C). 1702.06(C).

4) An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B).